EXHIBIT 99.3

Terra Tech Subsidiary, Edible Garden, signs LPGA Professional, Katie Burnett, to Drive Brand Awareness

NEWPORT BEACH, Calif., June 13, 2016 -- Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech"), today announced that its subsidiary, Edible Garden or (the "Company"), a retail seller of locally grown hydroponic produce, herbs, and floral products, signed LPGA Professional, Katie Burnett, as a spokesperson.

In her role, Ms. Burnett will promote Vitamin Way®, a complete offering of whole-food-based vitamins, and Superfood protein mixes featuring Edible Garden's new SUPERLEAF™ brand of nutrient-dense ingredients derived from real SuperLeaf living lettuce. This partnership with Edible Garden is expected to drive brand awareness through the development of an integrated advertising campaign featuring Ms. Burnett with crafted messaging geared to appeal to consumers in retail partners' markets such H-E-B and Meijer.

Ms. Burnett turned pro in 2012 and was recently runner up at the 2016 LPGA LOTTE Championship. She is also slated to participate at the Meijer LPGA Classic June 14-19, an official LPGA Tour event featuring 144 of the top female golfers in the world, which is to be held at the Blythefield Country Club in Grand Rapids, MI.

Katie Burnett, LPGA Pro, stated, "This is a great time to partner with Edible Garden as the Company expands its product offering to include living produce and industry-leading vitamin brands. Access to high quality and nutrient-dense products is paramount to achieving a healthy lifestyle and I am proud to support Edible Garden's philosophy of supplying only fresh, organic produce and offering premium-branded supplements to promote overall health, well-being and performance."

Derek Peterson, CEO of Terra Tech Corp., stated, "This partnership with Ms. Burnett is the beginning of our new advertising campaign to broaden brand awareness of Edible Garden's recently expanded product lines. Katie shares our mission to enhance the well-being of our bodies and the sustainability of our planet through high quality produce and will be an excellent spokesperson for our GFSI-certified and USDA-certified brands."

Mr. Peterson continued, "We are very pleased with the ongoing developments at Edible Garden, as we continue to expand our offering, improve brand recognition and grow revenues. The organic and cleaner labeled food market is experiencing significant growth and we are well-positioned to take advantage of this opportunity. Moreover, Edible Garden provides steady cash flow for our business, supporting the overall development of Terra Tech."

Edible Garden produces local and sustainably grown hydroponic produce, including its recently launched line of nutritionally-enhanced SUPERLEAF lettuces. In addition to Edible Garden's organic range of lettuces and herbs, the Company also features the following vitamin and supplement brands: Vitamin Way®, Vitamin Whey Protein®, SlimTrim®, Surgex Sports Nutrition®, OmEssentials® and Bikini Ready®. These brands have an industry leading reputation for quality, which is built on strict adherence to exacting standard of control and regulatory compliance with FDA, GMPs and NCAA regulations. These vitamins and dietary supplements are already sold in over 5,000 major Food, Drug, Mass and Specialty stores across the U.S.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blum, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blum's retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blum offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company's wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com